Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-150023) and on Form S-8 (Nos. 333-160012, 333-160011, 333-149088, 333-146224, 333-136818, 333-124707, 333-124705, 333-124706, 333-121927, 333-121928, 333-115169, 333-115170, 333-114983, 333-105771, 333-105772, 333-97465, 333-97467, 333-87476, 333-37640, 333-78877 and 333-78879) of Broadpoint Gleacher Securities Group, Inc. of our report dated March 15, 2010 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ Pricewaterhouse Coopers LLP
New York, New York
March 15, 2010